ASHPORT MUTUAL FUNDS
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                                CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
                                                                DECEMBER 5, 2001

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CONTENTS
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INDEPENDENT AUDITORS' REPORT                                                 1

CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES                             2

NOTES TO CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES                  3 - 5

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INDEPENDENT AUDITORS' REPORT
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To the Board of Directors and Trustees
Ashport Mutual Funds
Miami, Florida

We have audited the accompanying consolidated statement of assets and liabilities of the Ashport Mutual Funds (a Massachusetts Business Trust) (the "Trust") as of December 5, 2001. This consolidated financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statement of assets and liabilities referred to above presents fairly, in all material respects, the consolidated financial position of Ashport Mutual Funds as of December 5, 2001, in conformity with accounting principles generally accepted in the United States of America.

Miami, Florida
December 6, 2001

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ASHPORT MUTUAL FUNDS
CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 5, 2001
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ASSETS
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   CASH                                                                 $100,000
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LIABILITIES                                                             $     --
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NET ASSETS (NOTE 2)                                                     $100,000
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NET ASSETS CONSIST OF THE FOLLOWING:
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ASHPORT LARGE CAP FUND
   Class A common stock; $0.01 par value, unlimited
      authorized shares, 3,333.33 shares issued and
      outstanding                                                       $     33
   Additional paid-in capital                                             33,300

ASHPORT SMALL/MID CAP FUND
   Class A common stock; $0.01 par value, unlimited
      authorized shares, 3,333.34 shares issued and
      outstanding                                                             34
   Additional paid-in capital                                             33,300

ASHPORT FIXED INCOME FUND
   Class A common stock; $0.01 par value, unlimited
      authorized shares, 3,333.33 shares issued and
      outstanding                                                             33
   Additional paid-in capital                                             33,300
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NET ASSETS                                                              $100,000

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NET ASSET VALUE PER SHARE OF EACH FUND (NOTE 2)                         $  10.00
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                             See accompanying notes.

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ASHPORT MUTUAL FUNDS
NOTES TO CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
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NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
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     ORGANIZATION AND RELATED MATTERS

     Ashport Mutual Funds (the "Trust") is a Massachusetts business trust consisting of three separate series' ("the Portfolios"): (1) Ashport Large Cap Fund (2) Ashport Small/Mid Cap Fund, and (3) Ashport Fixed Income Fund. Each of the Portfolios operate as an independent mutual fund, issuing and redeeming shares for capital activity and investing in varying types of financial instruments based on the investment objectives of each Portfolio.

     The Trust was formed in Massachusetts on May 24, 2001, but has yet to begin operations, with the only transactions to date consisting of initial capitalization in the Trust of $100,000 by the Trust's investment advisor and administrator, StateTrust Capital, LLC, a registered investment advisor and issuance of shares of the Portfolios in equal amounts to the Trust (Notes 2 and 3).

     The Portfolios are in the process of registration with the Securities and Exchange Commission under Section 8(a) of the Investment Company Act of 1940 and under the Securities Act of 1933, as open-end management investment companies.

     BASIS OF FINANCIAL STATEMENT PRESENTATION

     The consolidated financial statements include the accounts of the Trust and the Portfolios. All material intercompany balances have been eliminated in consolidation.

     INCOME TAXES OF THE PORTFOLIOS

     The Trustees of the Portfolios anticipate making elections to be taxed as corporations. However, the Trustees anticipate that adherence to applicable Internal Revenue Service rules will enable the Portfolios to be taxed under sub-chapter "M" of the Internal Revenue Code of 1986 (Code). As such, the Portfolios would not be subject to federal income tax on taxable income provided the Portfolios meet the minimum distribution and other criteria of the Code.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

     CASH CONCENTRATION

     The Funds may, from time to time, maintain cash balances in banks in excess of federally insured limits.

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NOTE 2.  CAPITAL STRUCTURES
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     THE TRUST

     The Trust is wholly-owned by StateTrust Capital, LLC, which has capitalized the Trust with $100,000 (Seed Funds). See Note 3 for additional services to be provided by StateTrust Capital, LLC. The Trustees have funded each of the three Portfolios with a proportionate share of the Seed Funds in exchange for issuance of shares.

     THE PORTFOLIOS

     The Portfolios are each comprised of an unlimited number of $0.01 par value "Class A" and "Class C" shares. Each class of shares is subject to varying fees as detailed in Note 3. Additionally, after 8 years of being outstanding, "Class C" shares are automatically converted to "Class A" shares and assume the "Class A" share fee structure. Each Portfolio and class of shares has a $500 minimum initial investment and a $250 minimum on all subsequent investments. On December 5, 2001, the Board of Trustees authorized the issuance of shares of each of the Portfolios in equal amounts, at offering and redemption value of $10 per share.

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NOTE 3.  RELATED PARTIES
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     StateTrust  Capital,  LLC  (a  registered   investment  advisor)  has  been
     appointed to serve as the investment advisor, administrator and transfer agent for all of the Portfolios. Additionally, StateTrust Investments, Inc., a registered broker-dealer, has been engaged to be the distributor of the Portfolios' shares. Both of these entities are related to the Trust and Portfolios by virtue of common management. Each Portfolio is responsible for its own direct expenses, however, the investment advisor/administrator has agreed to absorb all start-up and organizational costs of the Portfolios. As of December 5, 2001, total costs absorbed by the investment advisor/ administrator approximated $28,000.

     INVESTMENT ADVISORY AGREEMENT

     StateTrust Capital, LLC will earn investment advisory fees, payable monthly, for performing investment advisory services for each Portfolio and each class of shares of the Portfolios as follows:

          Ashport Large Cap Fund       -   1.25% of average daily net assets
          Ashport Small/Mid Cap Fund   -   1.25% of average daily net assets
          Ashport Fixed Income Fund    -   0.50% of average daily net assets

     ADMINISTRATION AGREEMENT

     Each Portfolio will pay StateTrust Capital, LLC 0.25% of the average daily net assets, on a monthly basis. Additionally StateTrust Capital, LLC has agreed to incur all expenses in excess of 3.5% of the average daily net asset value for each portfolio on an annual basis.

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NOTE 3.  RELATED PARTIES (Continued)
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     TRANSFER AGENT AGREEMENT

     StateTrust Capital, LLC will serve as the Portfolio's transfer agent for no additional costs.

     DISTRIBUTION AGREEMENT

     StateTrust Investment, Inc. will serve as the Portfolio's capital share distributor for each class of each Portfolio's common shares, and will earn both sales fees and 12b-1 fees. All "Class A" shares for each Portfolio are subject to a sales charge ranging from 2.25% - 4.75% depending on the amount of purchase, and all "Class C" shares of each Portfolio are subject to a sales charge of 1.00%. Additionally, all "Class A" shares and "Class C" shares for each Portfolio will be charged a 12b-1 distribution fee of .25% and 1.00% of the average daily net assets, respectively.

     DIRECTORS FEES

     Each Director of the Trust and Portfolios who are not related to the investment advisor will be paid $500 for each meeting, and these costs will be incurred by the respective Portfolios.